Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	April 14, 2025

M&T Bank Corporation (NYSE:MTB) announces first quarter 2025 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $584 million or $3.32 of diluted earnings per common share.

(Dollars in millions, except per share data)	1Q25	4Q24	1Q24
Earnings Highlights
Net interest income	$1,695	$1,728	$1,680
Taxable-equivalent adjustment	12	12	12
Net interest income - taxable-equivalent	1,707	1,740	1,692
Provision for credit losses	130	140	200
Noninterest income	611	657	580
Noninterest expense	1,415	1,363	1,396
Net income	584	681	531
Net income available to common shareholders - diluted	547	644	505
Diluted earnings per common share	3.32	3.86	3.02
Return on average assets - annualized	1.14%	1.28%	1.01%
Return on average common shareholders' equity - annualized	8.36	9.75	8.14
Average Balance Sheet
Total assets	$208,321	$211,853	$211,478
Interest-bearing deposits at banks	19,695	23,602	30,647
Investment securities	34,480	33,679	28,587
Loans and leases	134,844	135,723	133,796
Deposits	161,220	164,639	164,065
Borrowings	14,154	14,228	16,001
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.66%	3.58%	3.52%
Efficiency ratio (1)	60.5	56.8	60.8
Net charge-offs to average total loans - annualized	.34	.47	.42
Allowance for credit losses to total loans	1.63	1.61	1.62
Nonaccrual loans to total loans	1.14	1.25	1.71
Common equity Tier 1 ("CET1") capital ratio (2)	11.50	11.68	11.08
Common shareholders' equity per share	$163.62	$160.90	$150.90

(1) A reconciliation of non-GAAP measures is included in the tables that accompany this release.
(2) CET1 capital ratio at March 31, 2025 is estimated.

Financial Highlights
•Net interest margin widened to 3.66% in the recent quarter as compared with 3.58% in the fourth quarter of 2024 reflecting lower levels of average earning assets. Lower funding costs associated with interest-bearing deposits and short-term borrowings were partially offset by a decline in the yields received on average interest-bearing deposits at banks and average loans and leases.
•Average loans and leases in the recent quarter reflect a lower average balance of commercial real estate loans, partially offset by modest increases in the average balances of commercial and industrial, residential real estate and consumer loans.
•First quarter average deposits reflect maturities of brokered time deposits and a seasonal decline in commercial customer deposits.
•The recent quarter decline in noninterest income reflects a distribution from M&T's investment in Bayview Lending Group, LLC ("BLG") and net gains on bank investment securities each in the final quarter of 2024.
•Noninterest expenses in the first quarter of 2025 reflect seasonal salaries and employee benefits expense of $110 million and higher outside data processing and software costs, partially offset by lower other costs of operations, which in the fourth quarter of 2024 included the redemption of certain of M&T's trust preferred obligations and vacated facility write-downs, partially offset by a pension-related distribution benefit.
•The level of nonaccrual loans improved to 1.14% of loans outstanding at March 31, 2025 from 1.25% at December 31, 2024.
•M&T repurchased 3,415,303 shares of its common stock for a total cost of $662 million, including the share repurchase excise tax, in the first quarter of 2025. Reflecting repurchases, M&T's CET1 capital ratio declined to an estimated 11.50% at March 31, 2025, representing an 18 basis-point decrease from 11.68% at December 31, 2024.

Chief Financial Officer Commentary
"I am pleased with the solid financial results we obtained in the first quarter. M&T's start to the year reflects the consistency and strength of our diversified banking model, healthy levels of capital and liquidity as well as improved credit results. We continue to invest in our people, technology and processes to better serve our customers. We remain steadfast in our goal to make a difference in the communities where we work and live."

- Daryl N. Bible, M&T's Chief Financial Officer
Contact:
Investor Relations: Steve Wendelboe    716.842.5138
Media Relations: Frank Lentini     929.651.0447

First Quarter 2025 Results

Non-GAAP Measures (1)

			Change 1Q25 vs.		Change 1Q25 vs.
(Dollars in millions, except per share data)	1Q25	4Q24	4Q24	1Q24	1Q24
Net operating income	$594	$691	-14%	$543	9%
Diluted net operating earnings per common share	3.38	3.92	-14	3.09	9
Annualized return on average tangible assets	1.21%	1.35%		1.08%
Annualized return on average tangible common equity	12.53	14.66		12.67
Efficiency ratio	60.5	56.8		60.8
Tangible equity per common share	$111.13	$109.36	2	$99.54	12

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.
M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income

			Change 1Q25 vs.		Change 1Q25 vs.
(Dollars in millions)	1Q25	4Q24	4Q24	1Q24	1Q24
Average earning assets	$189,116	$193,106	-2%	$193,135	-2%
Average interest-bearing liabilities	129,938	132,313	-2	131,451	-1
Net interest income - taxable-equivalent	1,707	1,740	-2	1,692	1
Yield on average earning assets	5.52%	5.60%		5.74%
Cost of interest-bearing liabilities	2.70	2.94		3.26
Net interest spread	2.82	2.66		2.48
Net interest margin	3.66	3.58		3.52
Taxable-equivalent net interest income decreased $33 million in the recent quarter as compared with the fourth quarter of 2024 largely due to two less calendar days in the recent quarter.
•Average interest-bearing deposits at banks decreased $3.9 billion and the yield received on those deposits declined 32 basis points.
•Average investment securities increased $801 million and the rates earned on those securities increased 12 basis points.
•Average loans and leases decreased $879 million and the yield received on those loans and leases declined 11 basis points.
•Average interest-bearing deposits decreased $2.3 billion and the rates paid on such deposits declined 27 basis points.
•Average borrowings declined $74 million and the rates paid on such borrowings decreased 3 basis points.

First Quarter 2025 Results

Taxable-equivalent net interest income increased $15 million as compared with the year-earlier first quarter.
•Average interest-bearing deposits at banks decreased $11.0 billion and the yield received on those deposits declined 101 basis points.
•Average investment securities increased $5.9 billion and the yield earned those securities rose 70 basis points.
•Average loans and leases grew $1.0 billion while the yield received on those loans and leases decreased 26 basis points.
•Average interest-bearing deposits rose $334 million while the rates paid on those deposits declined 56 basis points.
•Average borrowings decreased $1.8 billion and the rates paid on such borrowings declined 24 basis points.

Average Earning Assets

			Change 1Q25 vs.		Change 1Q25 vs.
(Dollars in millions)	1Q25	4Q24	4Q24	1Q24	1Q24
Interest-bearing deposits at banks	$19,695	$23,602	-17%	$30,647	-36%
Trading account	97	102	-4	105	-8
Investment securities	34,480	33,679	2	28,587	21
Loans and leases
Commercial and industrial	61,056	60,704	1	56,821	7
Real estate - commercial	26,259	27,896	-6	32,696	-20
Real estate - consumer	23,176	23,088	—	23,136	—
Consumer	24,353	24,035	1	21,143	15
Total loans and leases	134,844	135,723	-1	133,796	1
Total earning assets	$189,116	$193,106	-2	$193,135	-2
Average earning assets decreased $4.0 billion, or 2%, from the fourth quarter of 2024.
•Average interest-bearing deposits at banks decreased $3.9 billion reflecting a decline in average deposits, purchases of investment securities and share repurchases.
•Average investment securities increased $801 million primarily due to purchases of fixed rate agency mortgage-backed securities and U.S. Treasury securities during the first quarter of 2025 and the fourth quarter of 2024.
•Average loans and leases decreased $879 million primarily reflective of lower average commercial real estate loans of $1.6 billion resulting from lower origination activity and higher payoffs, partially offset by higher average commercial and industrial loans and leases of $352 million, average consumer loans of $318 million and average residential real estate loans of $88 million.
Average earning assets decreased $4.0 billion, or 2%, from the first quarter of 2024.
•Average interest-bearing deposits at banks decreased $11.0 billion reflecting purchases of investment securities, loan growth, lower average balances of deposits and short-term borrowings and share repurchases.
•Average investment securities increased $5.9 billion primarily reflecting purchases of fixed rate agency mortgage-backed securities and U.S. Treasury securities since the beginning of 2024.
•Average loans and leases increased $1.0 billion predominantly due to higher average commercial and industrial loans and leases of $4.2 billion, reflecting growth spanning most industry types, and average consumer loans of $3.2 billion, reflecting recreational finance and automobile loan growth. Partially offsetting those increases was a $6.4 billion decline in average commercial real estate loans.

First Quarter 2025 Results

Average Interest-bearing Liabilities

			Change 1Q25 vs.		Change 1Q25 vs.
(Dollars in millions)	1Q25	4Q24	4Q24	1Q24	1Q24
Interest-bearing deposits
Savings and interest-checking deposits	$101,564	$102,127	-1%	$94,867	7%
Time deposits	14,220	15,958	-11	20,583	-31
Total interest-bearing deposits	115,784	118,085	-2	115,450	—
Short-term borrowings	2,869	2,563	12	6,228	-54
Long-term borrowings	11,285	11,665	-3	9,773	15
Total interest-bearing liabilities	$129,938	$132,313	-2	$131,451	-1

Brokered savings and interest-checking deposits	$9,991	$9,690	3%	$8,030	24%
Brokered time deposits	777	1,740	-55	5,193	-85
Total brokered deposits	$10,768	$11,430	-6	$13,223	-19
Average interest-bearing liabilities decreased $2.4 billion, or 2%, in the recent quarter as compared with the fourth quarter of 2024. Average interest-bearing deposits declined $2.3 billion reflecting maturities of customer and brokered time deposits.
Average interest-bearing liabilities declined $1.5 billion, or 1%, from the first quarter of 2024.
•Average interest-bearing deposits rose $334 million reflecting a $2.8 billion increase in average non-brokered deposits, partially offset by a $2.5 billion decrease in average brokered deposits. That decrease reflects maturities of brokered time deposits, partially offset by an increase in brokered savings and interest-checking deposits.
•Average borrowings decreased $1.8 billion reflecting lower average short-term borrowings from FHLB of New York, partially offset by issuances of senior notes and other long-term debt since the beginning of 2024.

First Quarter 2025 Results

Provision for Credit Losses/Asset Quality

			Change 1Q25 vs.		Change 1Q25 vs.
(Dollars in millions)	1Q25	4Q24	4Q24	1Q24	1Q24
At end of quarter
Nonaccrual loans	$1,540	$1,690	-9%	$2,302	-33%
Real estate and other foreclosed assets	34	35	-3	38	-12
Total nonperforming assets	1,574	1,725	-9	2,340	-33
Accruing loans past due 90 days or more (1)	384	338	13	297	29
Nonaccrual loans as % of loans outstanding	1.14%	1.25%		1.71%

Allowance for credit losses	$2,200	$2,184	1	$2,191	—
Allowance for credit losses as % of loans outstanding	1.63%	1.61%		1.62%

For the period
Provision for credit losses	$130	$140	-7	$200	-35
Net charge-offs	114	160	-29	138	-18
Net charge-offs as % of average loans (annualized)	.34%	.47%		.42%

(1)Predominantly government-guaranteed residential real estate loans.
The provision for credit losses was $130 million in the first quarter of 2025 as compared with $140 million in the immediately preceding quarter and $200 million in the first quarter of 2024. The allowance for credit losses as a percentage of loans outstanding increased from 1.61% at December 31, 2024 to 1.63% at March 31, 2025 reflecting a modest deterioration in the macroeconomic forecasts. Net charge-offs totaled $114 million in 2025's first quarter as compared with $160 million in 2024's final quarter and $138 million in the year-earlier quarter, representing .34%, .47% and .42%, respectively, of average loans outstanding.
Nonaccrual loans were $1.5 billion at March 31, 2025, $150 million lower than at December 31, 2024 and $762 million lower than at March 31, 2024. The lower level of nonaccrual loans at the recent quarter end as compared with December 31, 2024 and March 31, 2024 reflects decreases in commercial real estate and commercial and industrial nonaccrual loans.

First Quarter 2025 Results

Noninterest Income

			Change 1Q25 vs.		Change 1Q25 vs.
(Dollars in millions)	1Q25	4Q24	4Q24	1Q24	1Q24
Mortgage banking revenues	$118	$117	—%	$104	13%
Service charges on deposit accounts	133	131	1	124	7
Trust income	177	175	1	160	11
Brokerage services income	32	30	3	29	10
Trading account and other non-hedging derivative gains	9	10	4	9	3
Gain (loss) on bank investment securities	—	18	-100	2	-97
Other revenues from operations	142	176	-19	152	-6
Total	$611	$657	-7	$580	5
Noninterest income in the first quarter of 2025 decreased $46 million, or 7%, from 2024's fourth quarter.
•The net gain on bank investment securities in the fourth quarter of 2024 reflected realized gains on the sales of Fannie Mae and Freddie Mac preferred securities, partially offset by losses on non-agency investment securities.
•Other revenues from operations decreased $34 million reflecting a $23 million distribution from M&T's investment in BLG in the fourth quarter of 2024 and lower loan syndication fees and merchant discount and credit card fees in the recent quarter.
Noninterest income rose $31 million, or 5%, as compared with the first quarter of 2024.
•Mortgage banking revenues rose $14 million due to higher gains on sales of commercial mortgage loans and increased residential mortgage loan sub-servicing fees.
•Service charges on deposit accounts increased $9 million reflecting a rise in commercial service charges.
•Trust income increased $17 million predominantly due to higher sales and fees from the Company's global capital markets business and improved market performance in the wealth management business.
•Other revenues from operations decreased $10 million reflecting a $25 million distribution from M&T's investment in BLG in the first quarter of 2024, partially offset by higher letter of credit and other credit-related fees.

First Quarter 2025 Results

Noninterest Expense

			Change 1Q25 vs.		Change 1Q25 vs.
(Dollars in millions)	1Q25	4Q24	4Q24	1Q24	1Q24
Salaries and employee benefits	$887	$790	12%	$833	7%
Equipment and net occupancy	132	133	-1	129	3
Outside data processing and software	136	125	10	120	14
Professional and other services	84	80	3	85	-3
FDIC assessments	23	24	-2	60	-61
Advertising and marketing	22	30	-27	20	9
Amortization of core deposit and other intangible assets	13	13	3	15	-12
Other costs of operations	118	168	-30	134	-12
Total	$1,415	$1,363	4	$1,396	1
Noninterest expense rose $52 million, or 4%, from the fourth quarter of 2024.
•Salaries and employee benefits expense increased $97 million, reflecting $110 million of seasonally higher stock-based compensation, payroll-related taxes and other employee benefits expense, and the impact of annual merit increases, partially offset by two less working days in the first quarter of 2025.
•The increase in outside data processing and software costs largely reflects higher software licensing fees and maintenance expenses.
•Other costs of operations decreased $50 million reflecting a $20 million loss on the redemption of certain of M&T's trust preferred obligations and a $27 million write-down of two vacated office facilities each in the fourth quarter of 2024, and lower costs associated with the Company's supplemental executive retirement savings plan primarily related to market performance. Partially offsetting those favorable factors was a $12 million pension-related distribution benefit recognized in the fourth quarter of 2024.
Noninterest expense increased $19 million, or 1%, from the first quarter of 2024.
•Salaries and employee benefits expense increased $54 million reflecting higher salaries expense from annual merit and other increases, higher average employee staffing levels and a rise in incentive compensation, including stock-based compensation expense.
•Outside data processing and software costs rose $16 million reflecting higher software licensing fees and maintenance expenses.
•The decline in FDIC assessments reflects the estimated incremental special assessment expense of $29 million recorded in the first quarter of 2024.
•Other costs of operations decreased $16 million reflecting lower costs associated with the Company's supplemental executive retirement savings plan in the recent quarter and losses on lease terminations related to certain vacated properties in the first quarter of 2024.

Income Taxes
The Company's effective income tax rate was 23.2% in the first quarter of 2025 as compared with 22.8% in the fourth quarter of 2024 and 20.0% in the first quarter of 2024. The first quarter of 2024 income tax expense reflects a net discrete tax benefit related to the resolution of a tax matter inherited from the acquisition of People's United Financial, Inc.

First Quarter 2025 Results

Capital

	1Q25		4Q24	1Q24
CET1	11.50%	(1)	11.68%	11.08%
Tier 1 capital	13.03	(1)	13.21	12.38
Total capital	14.50	(1)	14.73	14.04
Tangible capital – common	8.95		9.07	8.03

(1)Capital ratios at March 31, 2025 are estimated.
M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $223 million and $36 million, respectively, for the quarter ended March 31, 2025.
The CET1 capital ratio for M&T was estimated at 11.50% as of March 31, 2025. M&T's total risk-weighted assets at March 31, 2025 are estimated to be $156.2 billion.
M&T repurchased 3,415,303 shares of its common stock in accordance with its capital plan during the recent quarter at an average cost per share of $192.06 resulting in a total cost, including the share repurchase excise tax, of $662 million, compared with 957,988 shares at an average cost per share of $206.70 and a total cost, including the share repurchase excise tax, of $200 million in fourth quarter of 2024. No share repurchases occurred in the first quarter of 2024.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss first quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ125. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Monday April 21, 2025 by calling (800) 695-1624 or (402) 530-9026 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services with a branch and ATM network spanning the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

First Quarter 2025 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

First Quarter 2025 Results

Financial Highlights

	Three months ended
	March 31,
(Dollars in millions, except per share, shares in thousands)	2025	2024	Change
Performance
Net income	$584	$531	10%
Net income available to common shareholders	547	505	8
Per common share:
Basic earnings	3.33	3.04	10
Diluted earnings	3.32	3.02	10
Cash dividends	1.35	1.30	4
Common shares outstanding:
Average - diluted (1)	165,047	167,084	-1
Period end (2)	162,552	166,724	-3
Return on (annualized):
Average total assets	1.14%	1.01%
Average common shareholders' equity	8.36	8.14
Taxable-equivalent net interest income	$1,707	$1,692	1
Yield on average earning assets	5.52%	5.74%
Cost of interest-bearing liabilities	2.70	3.26
Net interest spread	2.82	2.48
Contribution of interest-free funds	.84	1.04
Net interest margin	3.66	3.52
Net charge-offs to average total net loans (annualized)	.34	.42
Net operating results (3)
Net operating income	$594	$543	9
Diluted net operating earnings per common share	3.38	3.09	9
Return on (annualized):
Average tangible assets	1.21%	1.08%
Average tangible common equity	12.53	12.67
Efficiency ratio	60.5	60.8

	At March 31,
Loan quality	2025	2024	Change
Nonaccrual loans	$1,540	$2,302	-33%
Real estate and other foreclosed assets	34	38	-12
Total nonperforming assets	$1,574	$2,340	-33
Accruing loans past due 90 days or more (4)	$384	$297	29
Government guaranteed loans included in totals above:
Nonaccrual loans	$69	$62	12
Accruing loans past due 90 days or more	368	244	50
Nonaccrual loans to total loans	1.14%	1.71%
Allowance for credit losses to total loans	1.63	1.62
Additional information
Period end common stock price	$178.75	$145.44	23
Domestic banking offices	955	958	—
Full time equivalent employees	22,291	21,927	2

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly government-guaranteed residential real estate loans.

First Quarter 2025 Results

Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions, except per share, shares in thousands)	2025	2024	2024	2024	2024
Performance
Net income	$584	$681	$721	$655	$531
Net income available to common shareholders	547	644	674	626	505
Per common share:
Basic earnings	3.33	3.88	4.04	3.75	3.04
Diluted earnings	3.32	3.86	4.02	3.73	3.02
Cash dividends	1.35	1.35	1.35	1.35	1.30
Common shares outstanding:
Average - diluted (1)	165,047	166,969	167,567	167,659	167,084
Period end (2)	162,552	165,526	166,157	167,225	166,724
Return on (annualized):
Average total assets	1.14%	1.28%	1.37%	1.24%	1.01%
Average common shareholders' equity	8.36	9.75	10.26	9.95	8.14
Taxable-equivalent net interest income	$1,707	$1,740	$1,739	$1,731	$1,692
Yield on average earning assets	5.52%	5.60%	5.82%	5.82%	5.74%
Cost of interest-bearing liabilities	2.70	2.94	3.22	3.26	3.26
Net interest spread	2.82	2.66	2.60	2.56	2.48
Contribution of interest-free funds	.84	.92	1.02	1.03	1.04
Net interest margin	3.66	3.58	3.62	3.59	3.52
Net charge-offs to average total net loans (annualized)	.34	.47	.35	.41	.42
Net operating results (3)
Net operating income	$594	$691	$731	$665	$543
Diluted net operating earnings per common share	3.38	3.92	4.08	3.79	3.09
Return on (annualized):
Average tangible assets	1.21%	1.35%	1.45%	1.31%	1.08%
Average tangible common equity	12.53	14.66	15.47	15.27	12.67
Efficiency ratio	60.5	56.8	55.0	55.3	60.8

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2025	2024	2024	2024	2024
Nonaccrual loans	$1,540	$1,690	$1,926	$2,024	$2,302
Real estate and other foreclosed assets	34	35	37	33	38
Total nonperforming assets	$1,574	$1,725	$1,963	$2,057	$2,340
Accruing loans past due 90 days or more (4)	$384	$338	$288	$233	$297
Government guaranteed loans included in totals above:
Nonaccrual loans	$69	$69	$69	$64	$62
Accruing loans past due 90 days or more	368	318	269	215	244
Nonaccrual loans to total loans	1.14%	1.25%	1.42%	1.50%	1.71%
Allowance for credit losses to total loans	1.63	1.61	1.62	1.63	1.62
Additional information
Period end common stock price	$178.75	$188.01	$178.12	$151.36	$145.44
Domestic banking offices	955	955	957	957	958
Full time equivalent employees	22,291	22,101	21,986	22,110	21,927

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly government-guaranteed residential real estate loans.

First Quarter 2025 Results

Condensed Consolidated Statement of Income

	Three months ended
	March 31,
(Dollars in millions)	2025	2024	Change
Interest income	$2,560	$2,745	-7%
Interest expense	865	1,065	-19
Net interest income	1,695	1,680	1
Provision for credit losses	130	200	-35
Net interest income after provision for credit losses	1,565	1,480	6
Other income
Mortgage banking revenues	118	104	13
Service charges on deposit accounts	133	124	7
Trust income	177	160	11
Brokerage services income	32	29	10
Trading account and other non-hedging derivative gains	9	9	3
Gain (loss) on bank investment securities	—	2	-97
Other revenues from operations	142	152	-6
Total other income	611	580	5
Other expense
Salaries and employee benefits	887	833	7
Equipment and net occupancy	132	129	3
Outside data processing and software	136	120	14
Professional and other services	84	85	-3
FDIC assessments	23	60	-61
Advertising and marketing	22	20	9
Amortization of core deposit and other intangible assets	13	15	-12
Other costs of operations	118	134	-12
Total other expense	1,415	1,396	1
Income before taxes	761	664	15
Income taxes	177	133	33
Net income	$584	$531	10%

First Quarter 2025 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2025	2024	2024	2024	2024
Interest income	$2,560	$2,707	$2,785	$2,789	$2,745
Interest expense	865	979	1,059	1,071	1,065
Net interest income	1,695	1,728	1,726	1,718	1,680
Provision for credit losses	130	140	120	150	200
Net interest income after provision for credit losses	1,565	1,588	1,606	1,568	1,480
Other income
Mortgage banking revenues	118	117	109	106	104
Service charges on deposit accounts	133	131	132	127	124
Trust income	177	175	170	170	160
Brokerage services income	32	30	32	30	29
Trading account and other non-hedging derivative gains	9	10	13	7	9
Gain (loss) on bank investment securities	—	18	(2)	(8)	2
Other revenues from operations	142	176	152	152	152
Total other income	611	657	606	584	580
Other expense
Salaries and employee benefits	887	790	775	764	833
Equipment and net occupancy	132	133	125	125	129
Outside data processing and software	136	125	123	124	120
Professional and other services	84	80	88	91	85
FDIC assessments	23	24	25	37	60
Advertising and marketing	22	30	27	27	20
Amortization of core deposit and other intangible assets	13	13	12	13	15
Other costs of operations	118	168	128	116	134
Total other expense	1,415	1,363	1,303	1,297	1,396
Income before taxes	761	882	909	855	664
Income taxes	177	201	188	200	133
Net income	$584	$681	$721	$655	$531

First Quarter 2025 Results

Condensed Consolidated Balance Sheet

	March 31,
(Dollars in millions)	2025	2024	Change
ASSETS
Cash and due from banks	$2,109	$1,695	24%
Interest-bearing deposits at banks	20,656	32,144	-36
Trading account	96	99	-3
Investment securities	35,137	28,496	23
Loans and leases:
Commercial and industrial	60,596	57,897	5
Real estate - commercial	25,867	32,416	-20
Real estate - consumer	23,284	23,076	1
Consumer	24,827	21,584	15
Total loans and leases	134,574	134,973	—
Less: allowance for credit losses	2,200	2,191	—
Net loans and leases	132,374	132,782	—
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	93	132	-30
Other assets	11,391	11,324	1
Total assets	$210,321	$215,137	-2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$49,051	$50,578	-3%
Interest-bearing deposits	116,358	116,618	—
Total deposits	165,409	167,196	-1
Short-term borrowings	1,573	4,795	-67
Long-term borrowings	10,496	11,450	-8
Accrued interest and other liabilities	3,852	4,527	-15
Total liabilities	181,330	187,968	-4
Shareholders' equity:
Preferred	2,394	2,011	19
Common	26,597	25,158	6
Total shareholders' equity	28,991	27,169	7
Total liabilities and shareholders' equity	$210,321	$215,137	-2%

First Quarter 2025 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$2,109	$1,909	$2,216	$1,778	$1,695
Interest-bearing deposits at banks	20,656	18,873	24,417	24,792	32,144
Trading account	96	101	102	99	99
Investment securities	35,137	34,051	32,327	29,894	28,496
Loans and leases
Commercial and industrial	60,596	61,481	61,012	60,027	57,897
Real estate - commercial	25,867	26,764	28,683	29,532	32,416
Real estate - consumer	23,284	23,166	23,019	23,003	23,076
Consumer	24,827	24,170	23,206	22,440	21,584
Total loans and leases	134,574	135,581	135,920	135,002	134,973
Less: allowance for credit losses	2,200	2,184	2,204	2,204	2,191
Net loans and leases	132,374	133,397	133,716	132,798	132,782
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	93	94	107	119	132
Other assets	11,391	11,215	10,435	10,910	11,324
Total assets	$210,321	$208,105	$211,785	$208,855	$215,137

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$49,051	$46,020	$47,344	$47,729	$50,578
Interest-bearing deposits	116,358	115,075	117,210	112,181	116,618
Total deposits	165,409	161,095	164,554	159,910	167,196
Short-term borrowings	1,573	1,060	2,605	4,764	4,795
Long-term borrowings	10,496	12,605	11,583	11,319	11,450
Accrued interest and other liabilities	3,852	4,318	4,167	4,438	4,527
Total liabilities	181,330	179,078	182,909	180,431	187,968
Shareholders' equity:
Preferred	2,394	2,394	2,394	2,744	2,011
Common	26,597	26,633	26,482	25,680	25,158
Total shareholders' equity	28,991	29,027	28,876	28,424	27,169
Total liabilities and shareholders' equity	$210,321	$208,105	$211,785	$208,855	$215,137

First Quarter 2025 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		December 31,		March 31,		March 31, 2025 from
	2025		2024		2024		December 31,	March 31,
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	2024	2024
ASSETS
Interest-bearing deposits at banks	$19,695	4.48%	$23,602	4.80%	$30,647	5.49%	-17%	-36%
Trading account	97	3.42	102	3.37	105	3.42	-4	-8
Investment securities	34,480	4.00	33,679	3.88	28,587	3.30	2	21
Loans and leases:
Commercial and industrial	61,056	6.36	60,704	6.56	56,821	6.99	1	7
Real estate - commercial	26,259	6.16	27,896	6.25	32,696	6.36	-6	-20
Real estate - consumer	23,176	4.44	23,088	4.45	23,136	4.28	—	—
Consumer	24,353	6.57	24,035	6.65	21,143	6.54	1	15
Total loans and leases	134,844	6.06	135,723	6.17	133,796	6.32	-1	1
Total earning assets	189,116	5.52	193,106	5.60	193,135	5.74	-2	-2
Goodwill	8,465		8,465		8,465		—	—
Core deposit and other intangible assets	92		100		140		-8	-34
Other assets	10,648		10,182		9,738		5	9
Total assets	$208,321		$211,853		$211,478		-2%	-1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$101,564	2.20%	$102,127	2.44%	$94,867	2.61%	-1%	7%
Time deposits	14,220	3.54	15,958	3.95	20,583	4.41	-11	-31
Total interest-bearing deposits	115,784	2.37	118,085	2.64	115,450	2.93	-2	—
Short-term borrowings	2,869	4.52	2,563	4.93	6,228	5.42	12	-54
Long-term borrowings	11,285	5.65	11,665	5.57	9,773	5.81	-3	15
Total interest-bearing liabilities	129,938	2.70	132,313	2.94	131,451	3.26	-2	-1
Noninterest-bearing deposits	45,436		46,554		48,615		-2	-7
Other liabilities	3,949		4,279		4,393		-8	-10
Total liabilities	179,323		183,146		184,459		-2	-3
Shareholders' equity	28,998		28,707		27,019		1	7
Total liabilities and shareholders' equity	$208,321		$211,853		$211,478		-2%	-1%
Net interest spread		2.82		2.66		2.48
Contribution of interest-free funds		.84		.92		1.04
Net interest margin		3.66%		3.58%		3.52%

First Quarter 2025 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$584	$681	$721	$655	$531
Amortization of core deposit and other intangible assets (1)	10	10	10	10	12
Net operating income	$594	$691	$731	$665	$543
Earnings per common share
Diluted earnings per common share	$3.32	$3.86	$4.02	$3.73	$3.02
Amortization of core deposit and other intangible assets (1)	.06	.06	.06	.06	.07
Diluted net operating earnings per common share	$3.38	$3.92	$4.08	$3.79	$3.09
Other expense
Other expense	$1,415	$1,363	$1,303	$1,297	$1,396
Amortization of core deposit and other intangible assets	(13)	(13)	(12)	(13)	(15)
Noninterest operating expense	$1,402	$1,350	$1,291	$1,284	$1,381
Efficiency ratio
Noninterest operating expense (numerator)	$1,402	$1,350	$1,291	$1,284	$1,381
Taxable-equivalent net interest income	$1,707	$1,740	$1,739	$1,731	$1,692
Other income	611	657	606	584	580
Less: Gain (loss) on bank investment securities	—	18	(2)	(8)	2
Denominator	$2,318	$2,379	$2,347	$2,323	$2,270
Efficiency ratio	60.5%	56.8%	55.0%	55.3%	60.8%
Balance sheet data
Average assets
Average assets	$208,321	$211,853	$209,581	$211,981	$211,478
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(92)	(100)	(113)	(126)	(140)
Deferred taxes	27	29	28	30	33
Average tangible assets	$199,791	$203,317	$201,031	$203,420	$202,906
Average common equity
Average total equity	$28,998	$28,707	$28,725	$27,745	$27,019
Preferred stock	(2,394)	(2,394)	(2,565)	(2,405)	(2,011)
Average common equity	26,604	26,313	26,160	25,340	25,008
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(92)	(100)	(113)	(126)	(140)
Deferred taxes	27	29	28	30	33
Average tangible common equity	$18,074	$17,777	$17,610	$16,779	$16,436
At end of quarter
Total assets
Total assets	$210,321	$208,105	$211,785	$208,855	$215,137
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(93)	(94)	(107)	(119)	(132)
Deferred taxes	26	28	30	31	34
Total tangible assets	$201,789	$199,574	$203,243	$200,302	$206,574
Total common equity
Total equity	$28,991	$29,027	$28,876	$28,424	$27,169
Preferred stock	(2,394)	(2,394)	(2,394)	(2,744)	(2,011)
Common equity	26,597	26,633	26,482	25,680	25,158
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(93)	(94)	(107)	(119)	(132)
Deferred taxes	26	28	30	31	34
Total tangible common equity	$18,065	$18,102	$17,940	$17,127	$16,595

(1) After any related tax effect.